EXHIBIT 99.1

Acura Pharmaceuticals, Inc. Announces the Passing of Andrew Reddick, President & CEO

PALATINE, Ill., April 29, 2011 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) announced today with great sadness that Andrew D. Reddick, its President and Chief Executive Officer and a Director, passed away on April 28, 2011. He was 58 years old. The Board of Directors and all Acura employees extend our deepest condolences to the Reddick family.

Mr. Reddick transformed Acura from a troubled generic pharmaceutical manufacturer to a branded specialty pharmaceutical company engaged in research of proprietary technologies to address the epidemic of abuse of pharmaceutical products. During his 8 year tenure, Mr. Reddick led the invention and development of the Aversion® Technology, a unique mixture of ingredients intended to limit the abuse of opioids and other abused drugs by injection and nasal snorting. Acura and its licensee, Pfizer Inc., are developing multiple opioid products utilizing the Aversion® Technology and have submitted New Drug Applications (NDA) for two products for review by the U.S. Food and Drug Administration.

Most recently, Mr. Reddick inspired the invention of Acura's Impede™ Technology. Impede™ Technology is intended to thwart the extraction of pseudoephedrine hydrochloride from tablets for subsequent use in manufacturing the illicit and highly addictive drug methamphetamine. Acura is currently pursuing Mr. Reddick's vision to manufacture and market a line of products utilizing the Impede™ Technology.

Mr. Reddick joined Acura in August 2003 as President and CEO. Before joining Acura, Mr. Reddick had a long and distinguished pharmaceutical industry career starting as a sales representative with Burroughs Wellcome and Co. and rising to senior executive positions at companies including Adolor Corporation and Faulding Laboratories.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits or impediments to abuse and misuse utilizing our proprietary Aversion® and Impede® Technologies, and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, our ability and the ability of Pfizer  (to whom we have licensed our Aversion® Technology for certain opioid analgesic products in the United States, Canada and Mexico) and the ability of other pharmaceutical companies, if any, to whom we may license our Aversion® Technology or Impede™ Technology, to obtain necessary regulatory approvals and commercialize products utilizing such technologies, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, the risk that the FDA may not agree with our analysis of our clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies or the risk that further studies of our product candidates are not positive or otherwise do not support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications or for abuse limiting features, whether our product candidates will ultimately deter abuse in commercial settings, the ability of customers to purchase our Impede® products without a prescription, and the uncertainties inherent in scientific research, drug development, laboratory and clinical trials and the regulatory approval process. Other important factors that may also affect future results include, but are not limited to: our ability to attract and retain skilled personnel; our ability to secure and protect our patents, trademarks and other proprietary rights; litigation or regulatory action that could require us to pay significant damages or change the way we conduct our business; our ability to compete successfully against current and future competitors; our dependence on third-party suppliers of raw materials; our ability to secure U.S. Drug Enforcement Administration quotas and source the active ingredients for our products in development; difficulties or delays in conducting clinical trials for our product candidates or in the commercial manufacture and supply of our products; and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission. When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions identify forward-looking statements.

CONTACT:  Acura Pharmaceuticals Contact:
          Peter A. Clemens, SVP  & CFO
          847-705-7709